Exhibit 10.38

SIXTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

This Sixth Amendment to Second Amended and Restated Loan Agreement (this “Amendment”) is dated February 28, 2017, by and among: (i) RTI Surgical, Inc., a Delaware corporation formerly known as RTI Biologics, Inc. (“Borrower”); (ii) TD Bank, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”); and (iii) each of the Lenders from time to time party to the Loan Agreement.

Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in that certain Second Amended and Restated Loan Agreement, dated July 16, 2013, by and among Borrower, the Administrative Agent and the Lenders, as amended by: (i) that certain First Amendment to Second Amended and Restated Loan Agreement, dated December 30, 2013; (ii) that certain Second Amendment to Second Amended and Restated Loan Agreement, dated October 15, 2014; (iii) that certain Third Amendment to Second Amended and Restated Loan Agreement, dated June 29, 2015, (iv) that certain Fourth Amendment to Second Amended and Restated Loan Agreement, dated June 29, 2016, and (v) that certain Fifth Amendment to Second Amended and Restated Loan Agreement, dated November 7, 2016 (collectively, the “Loan Agreement”).

Borrower, the Administrative Agent and the Lenders are party to the Loan Agreement pursuant to which the Lenders have extended credit to Borrower on the terms set forth in the Loan Agreement.

Borrower, the Administrative Agent and the Lenders desire to amend the Loan Agreement to modify the definition of “Extraordinary Expenses” in Section 1.1(eee) of the Loan Agreement and to increase to 300 basis points the LIBOR Spread applicable when Borrower’s financial performance under its Leverage Ratio is greater than 3.0x.

Borrower, the Administrative Agent and the Lenders are willing to make such amendments to the Loan Agreement on the terms and conditions set forth in this Amendment.

Now, therefore, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

AMENDMENTS TO LOAN AGREEMENT

1.1     Amendment of Section 1.1(eee), Definition of Extraordinary Expenses. Section 1.1(eee) of the Loan Agreement is deleted in its entirety and the following new Section 1.1(eee) is substituted in its place:

        (eee)    “Extraordinary Expenses” means any one-time expenses such as: (i) non-cash intangible asset impairment charges; provided, however, the amount of such charges for purposes of determining Consolidated EBITDA under this Agreement is subject to review and approval of Administrative Agent and Lenders; (ii) expenses related to Strategic Review costs and the Hutchinson retirement for the period of October 1, 2016 through December 31, 2016, not to exceed Seven Hundred Ninety-Seven Thousand and 00/100 Dollars ($797,000.00); (iii) reorganization costs for the period of July 1, 2016 through September 30, 2016, not to exceed Three Million Five Hundred Fifty Thousand and 00/100 Dollars ($3,550,000.00); (iv) the actual amount of severance/reorganization charges for the period of January 1, 2017 through March 31, 2017, not to exceed Four Million and 00/100 Dollars ($4,000,000.00); and (v) one-time, non-cash charges for inventory write-downs and Germany asset impairment for the period of October 1, 2016 through December 31, 2016, not to exceed Fourteen Million Eight Hundred Twenty-Seven Thousand and 00/100 Dollars ($14,827,000.00).

1.2     Amendment of Section 2.4(c), LIBOR Spread. The chart included in Section 2.4(c) of the Loan Agreement is hereby deleted in its entirety and the following new chart is substituted in its place:

Leverage Ratio	LIBOR Spread Applicable Basis Points per annum
Less than 1x	100 basis points
Equal to or greater than 1x but less than 1.5x	125 basis points
Equal to or greater than 1.5x but less than 2x	150 basis points
Equal to or greater than 2x but less than 2.5x	200 basis points
Equal to or greater than 2.5x but less than 3.0x	225 basis points
Greater than 3.0x	300 basis points

The “LIBOR Spread” shall be: (i) for the period commencing on the Amendment Date and continuing through, but not including, the final day of the Quarter End in which the Borrower’s one-time Extraordinary Expenses comprise less than twenty-five percent (25.0%) of Borrower’s Consolidated EBITDA (“Spread Adjustment Date”), three hundred (300) basis points per annum.

SECTION 2

CONDITIONS TO EFFECTIVENESS OF AMENDMENT

2.1     Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Date”) when each of the following conditions is met (all instruments, documents and agreements to be in form and substance satisfactory to Administrative Agent and Lenders):

(a)     Receipt by the Administrative Agent of this Amendment duly and properly authorized, executed and delivered by each of the respective parties to this Amendment.

(b)     Receipt by the Administrative Agent of certified copies of (i) resolutions of Borrower’s board of directors authorizing the execution, delivery and performance of this Amendment and (ii) Borrower’s certificate of incorporation and by-laws.

(c)     Receipt by the Administrative Agent of an incumbency certificate for Borrower identifying all Authorized Officers, with specimen signatures.

(d)     Receipt of a certification by an officer of Borrower that, after giving effect to this Amendment, there has not occurred any Post-Closing Material Adverse Effect.

(e)     Receipt of the Lien searches.

(f)     Payment by Borrower of the Amendment Fee.

(g)     Payment by Borrower of all of the Administrative Agent’s reasonable legal fees and expenses incurred in connection with the preparation and negotiation of this Amendment.

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)     The making and performance of this Amendment will not violate any Requirement of Law, or the charter, minutes or bylaw provisions of Borrower, or violate or result in a default (immediately or with the passage of time) under any material contract, agreement or instrument to which Borrower is a party, or by which Borrower is bound. Borrower is not in violation of any term of any material agreement or instrument to which it is a party or by which it may be bound which violation has or could reasonably be expected to have a Material Adverse Effect, or of its charter, minutes or bylaw provisions.

(b)     Borrower has all requisite power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Amendment.

(c)     This Amendment, when delivered, will be valid and binding upon Borrower, and enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)     The execution, delivery and performance by Borrower of this Amendment does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

(e)     The representations and warranties contained in Section 4 of the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the Amendment Date as though made on and as of the Amendment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent of changes resulting from transactions contemplated or permitted by this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate do not have a Material Adverse Effect. For purposes of this Section 3, the representations and warranties contained in Section 4.7 of the Loan Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.14(a) of the Loan Agreement.

(f)    After giving effect to this Amendment, no Default or Event of Default under the Loan Agreement has occurred and is continuing.

SECTION 4

MISCELLANEOUS

4.1     Amendment Fee. At Closing, Lenders shall have fully earned and Borrower shall unconditionally pay to Lenders, a non-refundable fee with respect to this Amendment (the “Amendment Fee”) of Ninety-Two Thousand One Hundred Twenty-Five and 00/100 Dollars ($92,125.00).

4.2     Ratification and Confirmation. Except as expressly amended by this Amendment, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.

4.3     Governing Law. THIS AMENDMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF FLORIDA. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

4.4     Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

4.5     Duplicate Originals. Two (2) or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

WITNESS the due execution of this Sixth Amendment to Second Amended and Restated Loan Agreement as a document under seal as of the date first written above.

RTI SURGICAL, INC., as Borrower

By:	/s/ Robert P Jordhein
Name:	Robert P. Jordheim
Title:	Interim CEO

(Signature Page to Sixth Amendment to Second Amended and Restated Loan Agreement)

TD BANK, N.A., as Administrative Agent

By:	/s/ James G. Hanning
Name:	James G. Hanning
Title:	Senior Vice President

TD BANK, N.A., as Lender

By:	/s/ James G. Hanning
Name:	James G. Hanning
Title:	Senior Vice President

REGIONS BANK, as Lender

By:	/s/ Philip Dermody
Name:	Philip Dermody
Title:	Vice President

(Signature Page to Sixth Amendment to Second Amended and Restated Loan Agreement)